Promontory Financial Group’s Arthur Angulo and Frontier Communications’ Alan Gardner Appointed to Comerica Incorporated Board of Directors DALLAS, July 25, 2023 – Arthur (Art) Angulo and Alan Gardner have been appointed to the Comerica Incorporated Board of Directors, effective July 25, 2023. Angulo serves as Managing Director of Promontory Financial Group, a business unit of International Business Machines Corporation’s Consulting business segment (IBM Consulting), and as an IBM Partner. Gardner is the Executive Vice President and Chief People Officer at Frontier Communications Parent, Inc. (Frontier Communications). Angulo will serve as a member of the board’s Enterprise Risk Committee, and Gardner will serve as a member of the board’s Governance, Compensation and Nominating Committee. “The experience and expertise that Art and Alan bring from their respective fields make them highly valuable additions to our Board of Directors,” said Curt Farmer, Chairman, President and Chief Executive Officer, Comerica Incorporated. “I look forward to working with them and continuing Comerica’s efforts to deliver growth for our shareholders, colleagues and communities.” Arthur Angulo Angulo, who has served in his role as Managing Director of Promontory Financial Group since 2014, counsels clients on a variety of risk management and regulatory compliance matters. Angulo also has deep risk and regulatory expertise from his career at the Federal Reserve Bank of New York (FRBNY), where he worked in numerous roles from 1987 until 2014, most recently as Senior Vice President, Financial Institution Supervision Group from 2005-2014. During his 27 years with the FRBNY, Angulo served in various senior leadership positions, including head of the Risk Function from 2012 to 2014, which consisted of 225 individuals who assessed risk exposures and risk management practices at institutions subject to FRBNY supervision and who assisted in developing sound practices guidance and new supervisory approaches in response to changing risks in the financial services industry; co-leader of the Complex Financial Institutions Function from 2011 to 2012, which consisted of 150 professionals who supervised large, complex banking organizations and nonbank financial companies designated by the Financial Stability Oversight Council; head of the Relationship Management Function from 2008 to 2010, where he led more than 200 professionals who were responsible for conducting the day-to-day supervision of United States and foreign banking organizations; head of the Financial Sector Policy and Analysis Function from 2006 to 2008, where he led 30 individuals and acted as the FRBNY's representative to the Basel Committee on Banking Supervision; and head of the Operational Risk Management Department from 2005 to 2006. Additionally, Angulo served as a member of the Federal Reserve System’s operating committee responsible for overseeing and strengthening supervision of the largest, most complex global financial institutions operating in the United States. He also served on the Federal Reserve System’s executive committee responsible for overseeing the execution of the annual Comprehensive Capital Analysis and Review at systemically important financial institutions. Angulo earned a Bachelor of Arts in economics and a Master of Business Administration in finance from Columbia University.

Alan Gardner Gardner is responsible for developing and executing the human resources and real estate strategy in support of the overall business plan and strategic direction in his role as Executive Vice President and Chief People Officer at Frontier Communications, which he has held since 2021. Prior to his current role, Gardner spent 19 years at Verizon Communications Inc. and its affiliates (Verizon) in various leadership positions, most recently as Senior Vice President, Human Resources, a position he held from 2015 to 2019. In this role, he led Human Resources centers of excellence for employees around the globe. Prior to his experience at Verizon, Gardner served in a variety of roles with increasing responsibility at GTE Corporation from 1989 to 2000. An active member in both the Human Resources industry and the community, Gardner serves on the board of WorldatWork, a global non-profit association for rewards and Human Resources professionals; is on the board of A Call to Men, a non-profit organization educating men and boys on healthy, respectful manhood with a focus on ending violence, discrimination and oppression; and is a member of the University of North Texas Engineering Dean’s Board of Councilors. Gardner holds a Bachelor of Science in computer science from the University of North Texas; a management certificate from the Management Institute for Engineers, Computer Professionals and Scientists at the University of Texas at Austin; and a Master of Business Administration from the Cox School of Business at Southern Methodist University. About Comerica Comerica Incorporated (NYSE: CMA) is a financial services company headquartered in Dallas, Texas, and strategically aligned by three business segments: The Commercial Bank, The Retail Bank and Wealth Management. Comerica, one of the 25 largest U.S. financial holding companies, focuses on building relationships and helping people and businesses be successful. Comerica provides more than 400 banking centers across the country with locations in Arizona, California, Florida, Michigan and Texas. Founded nearly 174 years ago in Detroit, Michigan, Comerica continues to expand into new regions, including its Southeast Market, based in North Carolina, and Mountain West Market in Colorado. Comerica has offices in 17 states and services 14 of the 15 largest U.S. metropolitan areas, as well as Canada and Mexico. Comerica reported total assets of $90.8 billion at June 30, 2023. Learn more about how Comerica is raising expectations of what a bank can be by visiting www.comerica.com, and follow us on Facebook, Twitter, Instagram and LinkedIn. MEDIA CONTACTS: INVESTOR CONTACTS: Nicole Hogan Kelly Gage (214) 462-6657 (214) 462-6831 Louis Mora Morgan Mathers (214) 462-6669 (214) 462-6731